5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Third Quarter Ended September 30, 2025 Operating Results

Three Month Results

•Net revenues were $585.5 million
•Net income was $144.1 million
•Adjusted EBITDA was $280.8 million

Nine Month Results

•Net revenues were $1.67 billion
•Net income was $438.3 million
•Adjusted EBITDA was $769.4 million

Baton Rouge, LA – November 6, 2025 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2025.

"We delivered solid results in the third quarter, with an impressive uptick in national sales and consolidated year-over-year revenue growth improving to 2.9% on an acquisition-adjusted basis. In addition, we like the strength we are seeing in the holiday season and our momentum going into next year," Lamar chief executive Sean Reilly said. "Based on our pacings, we are on track to hit our revised guidance for full year diluted AFFO per share.”

Third Quarter Highlights

•Net revenues increased 3.8%
•Net income decreased 2.5%
•Adjusted EBITDA increased 3.5%
•AFFO increased 2.6%

Third Quarter Results

Lamar reported net revenues of $585.5 million for the third quarter of 2025 versus $564.1 million for the third quarter of 2024, a 3.8% increase. Operating income for the third quarter of 2025 increased $2.5 million to $189.1 million as compared to $186.6 million for the same period in 2024. Lamar recognized net income of $144.1 million for the third quarter of 2025 as compared to net income of $147.8 million for the same period in 2024, a decrease of $3.7 million. Net income per diluted share was $1.40 and $1.44 for the three months ended September 30, 2025 and 2024, respectively.

Adjusted EBITDA for the third quarter of 2025 was $280.8 million versus $271.2 million for the third quarter of 2024, an increase of 3.5%.

Cash flow provided by operating activities was $235.7 million for the three months ended September 30, 2025 versus $227.4 million for the third quarter of 2024, an increase of $8.3 million. Free cash flow for the third quarter of 2025 was $189.2 million as compared to $198.1 million for the same period in 2024, a 4.5% decrease.

For the third quarter of 2025, funds from operations, or FFO, was $219.3 million versus $214.0 million for the same period in 2024, an increase of 2.5%. Adjusted funds from operations, or AFFO, for the third quarter of 2025 was $226.5 million compared to $220.7 million for the same period in 2024, an increase of 2.6%. Diluted AFFO per share increased 2.3% to $2.20 for the three months ended September 30, 2025 as compared to $2.15 for the same period in 2024.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the third quarter of 2025 increased 2.9% over acquisition-adjusted net revenue for the third quarter of 2024. Acquisition-adjusted EBITDA for the third quarter of 2025 increased 2.0% as compared to acquisition-adjusted EBITDA for the third quarter of 2024. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2024 period for acquisitions and divestitures for the same time frame as actually owned in the 2025 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Nine Month Results

Lamar reported net revenues of $1.67 billion for the nine months ended September 30, 2025 versus $1.63 billion for the nine months ended September 30, 2024, a 2.6% increase. Operating income for the nine months ended September 30, 2025 increased $82.6 million to $578.0 million as compared to $495.4 million for the same period in 2024. Lamar recognized net income of $438.3 million for the nine months ended September 30, 2025 as compared to net income of $363.9 million for the same period in 2024, an increase of $74.4 million. The 20.4% increase in net income for the year ended September 30, 2025 as compared to 2024 was primarily related to the $68.6 million gain recorded for the sale of Lamar’s equity interest in Vistar Media, Inc. (“Vistar”) in 2025. Net income per diluted share was $4.27 and $3.54 for the nine months ended September 30, 2025 and 2024, respectively.

Adjusted EBITDA for the nine months ended September 30, 2025 was $769.4 million versus $754.6 million for the same period in 2024, an increase of 2.0%.

Cash flow provided by operating activities was $592.9 million for the nine months ended September 30, 2025 as compared to $594.3 million for the same period in 2024, a decrease of $1.4 million. Free cash flow for the nine months ended September 30, 2025 was $509.4 million as compared to $540.3 million for the same period in 2024, a 5.7% decrease.

For the nine months ended September 30, 2025, funds from operations, or FFO, was $600.8 million versus $571.7 million for the same period in 2024, an increase of 5.1%. Adjusted funds from operations, or AFFO, for the nine months ended September 30, 2025 was $616.1 million compared to $592.5 million for the same period in 2024, an increase of 4.0%. Diluted AFFO per share increased 4.0% to $6.01 for the nine months ended September 30, 2025 as compared to $5.78 for the same period in 2024.

Liquidity

As of September 30, 2025, Lamar had $834.2 million in total liquidity that consisted of $742.2 million available for borrowing under its revolving senior credit facility, $70.0 million available for borrowing under the Accounts Receivable Securitization Program and $22.0 million in cash and cash equivalents. There were no borrowings outstanding under the Company’s revolving credit facility and $180.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments

On September 23, 2025, the Company’s direct wholly owned subsidiary Lamar Media Corp. (“Lamar Media”) entered into Amendment No. 5 to the Fourth Amended and Restated Credit Agreement dated February 6, 2020. The Amendment established $700.0 million of Term B Loans as a new class of incremental term loans. Lamar Media borrowed all $700.0 million in Term B loans on September 23, 2025. Proceeds from the Term B Loans were used to repay $600.0 million in Term B Loans that were previously outstanding, with the remainder used to repay a portion of the outstanding balance on the revolving credit facility. The Term B Loans will mature on September 23, 2032.

On September 25, 2025, the Company completed an institutional private placement of $400.0 million in aggregate principal amount of 5 3/8% Senior Notes due 2033 (the “Notes”) of Lamar Media. The institutional private placement resulted in net proceeds to Lamar Media of approximately $393.5 million. Lamar Media used the proceeds from this offering, together with borrowings on the Term B Loans, to pay off the balance outstanding on the revolving credit facility as well as pay down a portion of the balance on the Accounts Receivable Securitization Program.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and investments and capitalized contract fulfillment costs, net.

•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.

•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•We define AFFO as FFO before (i) straight-line income and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax expense (benefit); (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.

•Diluted AFFO per share is defined as AFFO divided by adjusted weighted average diluted common shares/units outstanding. Adjusted weighted average diluted common shares/units outstanding is calculated by adjusting the Company’s weighted average diluted common shares to add the weighted average outstanding units of Lamar Advertising Limited Partnership (“Lamar LP”), the Company’s operating partnership, that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.

•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets and investments.

•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, November 6, 2025 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	63104

Live Webcast:	ir.lamar.com

Webcast Replay:	ir.lamar.com
Available through Thursday, November 13, 2025 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 362,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 5,400 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$585,541	$564,135	$1,670,282	$1,627,536
Operating expenses (income)
Direct advertising expenses	187,731	182,717	554,509	542,001
General and administrative expenses	90,002	86,111	265,882	253,540
Corporate expenses	27,038	24,148	80,517	77,360
Stock-based compensation	7,580	12,097	25,305	37,713
Capitalized contract fulfillment costs, net	(15)	(132)	(20)	(506)
Depreciation and amortization	86,276	75,112	242,207	227,531
Gain on disposition of assets and investments	(2,155)	(2,474)	(76,116)	(5,486)
Total operating expense	396,457	377,579	1,092,284	1,132,153
Operating income	189,084	186,556	577,998	495,383
Other expense (income)
Loss on extinguishment of debt	2,012	270	2,012	270
Interest income	(758)	(662)	(1,847)	(1,701)
Interest expense	41,189	42,937	120,221	131,761
Equity in earnings of investee	—	(2,642)	(206)	(2,087)
	42,443	39,903	120,180	128,243
Income before income tax expense (benefit)	146,641	146,653	457,818	367,140
Income tax expense (benefit)	2,566	(1,169)	19,498	3,225
Net income	144,075	147,822	438,320	363,915
Net income attributable to non-controlling interest	2,322	346	3,457	849
Net income attributable to controlling interest	141,753	147,476	434,863	363,066
Preferred stock dividends	91	91	273	273
Net income applicable to common stock	$141,662	$147,385	$434,590	$362,793
Earnings per share:
Basic earnings per share	$1.40	$1.44	$4.28	$3.55
Diluted earnings per share	$1.40	$1.44	$4.27	$3.54
Weighted average common shares outstanding:
Basic	101,234,505	102,307,059	101,643,527	102,223,918
Diluted	101,309,203	102,617,515	101,720,659	102,547,490
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$280,770	$271,159	$769,374	$754,635
Interest, net	(38,894)	(40,716)	(113,781)	(125,230)
Current tax expense	(2,723)	(2,124)	(27,974)	(6,582)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(49,850)	(30,140)	(117,938)	(82,270)
Free cash flow	$189,212	$198,088	$509,408	$540,280

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	September 30, 2025	December 31, 2024
	(Unaudited)
Selected Balance Sheet Data:
Cash and cash equivalents	$22,016	$49,461
Working capital deficit	$(287,514)	$(353,206)
Total assets	$6,823,302	$6,586,549
Total debt, net of deferred financing costs (including current maturities)	$3,348,697	$3,210,864
Total stockholders’ equity	$1,045,740	$1,048,020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)
Selected Cash Flow Data:
Cash flows provided by operating activities	$235,657	$227,393	$592,889	$594,297
Cash flows used in investing activities	$94,283	$31,385	$128,059	$108,046
Cash flows used in financing activities	$174,953	$244,478	$492,422	$501,222

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Cash Flows Provided By Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$235,657	$227,393	$592,889	$594,297
Changes in operating assets and liabilities	7,092	4,307	41,605	33,924
Total capital expenditures	(49,850)	(30,140)	(117,938)	(82,270)
Preferred stock dividends	(91)	(91)	(273)	(273)
Capitalized contract fulfillment costs, net	(15)	(132)	(20)	(506)
Other	(3,581)	(3,249)	(6,855)	(4,892)
Free cash flow	$189,212	$198,088	$509,408	$540,280

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$144,075	$147,822	$438,320	$363,915
Loss on extinguishment of debt	2,012	270	2,012	270
Interest income	(758)	(662)	(1,847)	(1,701)
Interest expense	41,189	42,937	120,221	131,761
Equity in earnings of investee	—	(2,642)	(206)	(2,087)
Income tax expense (benefit)	2,566	(1,169)	19,498	3,225
Operating income	189,084	186,556	577,998	495,383
Stock-based compensation	7,580	12,097	25,305	37,713
Capitalized contract fulfillment costs, net	(15)	(132)	(20)	(506)
Depreciation and amortization	86,276	75,112	242,207	227,531
Gain on disposition of assets and investments	(2,155)	(2,474)	(76,116)	(5,486)
Adjusted EBITDA	$280,770	$271,159	$769,374	$754,635

Capital expenditure detail by category:
Billboards - traditional	$7,744	$7,472	$22,677	$18,485
Billboards - digital	25,168	14,703	63,486	39,311
Logo	6,038	3,108	12,023	6,244
Transit	635	358	1,593	1,743
Land and buildings	2,762	1,268	4,432	5,948
Operating equipment	7,503	3,231	13,727	10,539
Total capital expenditures	$49,850	$30,140	$117,938	$82,270

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$585,541	$564,135	3.8%	$1,670,282	$1,627,536	2.6%
Acquisitions and divestitures	—	5,058		—	10,079
Acquisition-adjusted net revenue	585,541	569,193	2.9%	1,670,282	1,637,615	2.0%
Reported direct advertising and G&A expenses	277,733	268,828	3.3%	820,391	795,541	3.1%
Acquisitions and divestitures	—	1,052		—	4,368
Acquisition-adjusted direct advertising and G&A expenses	277,733	269,880	2.9%	820,391	799,909	2.6%
Outdoor operating income	307,808	295,307	4.2%	849,891	831,995	2.2%
Acquisition and divestitures	—	4,006		—	5,711
Acquisition-adjusted outdoor operating income	307,808	299,313	2.8%	849,891	837,706	1.5%
Reported corporate expense	27,038	24,148	12.0%	80,517	77,360	4.1%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	27,038	24,148	12.0%	80,517	77,360	4.1%
Adjusted EBITDA	280,770	271,159	3.5%	769,374	754,635	2.0%
Acquisitions and divestitures	—	4,006		—	5,711
Acquisition-adjusted EBITDA	$280,770	$275,165	2.0%	$769,374	$760,346	1.2%

(a)Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2024 for acquisitions and divestitures for the same time frame as actually owned in 2025.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$144,075	$147,822	(2.5)%	$438,320	$363,915	20.4%
Loss on extinguishment of debt	2,012	270		2,012	270
Interest expense, net	40,431	42,275		118,374	130,060
Equity in earnings of investee	—	(2,642)		(206)	(2,087)
Income tax expense (benefit)	2,566	(1,169)		19,498	3,225
Operating income	189,084	186,556	1.4%	577,998	495,383	16.7%
Corporate expenses	27,038	24,148		80,517	77,360
Stock-based compensation	7,580	12,097		25,305	37,713
Capitalized contract fulfillment costs, net	(15)	(132)		(20)	(506)
Depreciation and amortization	86,276	75,112		242,207	227,531
Gain on disposition of assets and investments	(2,155)	(2,474)		(76,116)	(5,486)
Outdoor operating income	$307,808	$295,307	4.2%	$849,891	$831,995	2.2%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Total Operating Expenses to Acquisition-Adjusted Consolidated Expense:
Total operating expenses	$396,457	$377,579	5.0%	$1,092,284	$1,132,153	(3.5)%
Gain on disposition of assets and investments	2,155	2,474		76,116	5,486
Depreciation and amortization	(86,276)	(75,112)		(242,207)	(227,531)
Capitalized contract fulfillment costs, net	15	132		20	506
Stock-based compensation	(7,580)	(12,097)		(25,305)	(37,713)
Acquisitions and divestitures	—	1,052		—	4,368
Acquisition-adjusted consolidated expense	$304,771	$294,028	3.7%	$900,908	$877,269	2.7%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted Funds from Operations:
Net income	$144,075	$147,822	$438,320	$363,915
Depreciation and amortization related to real estate	76,864	71,310	224,515	215,432
Gain from sale or disposal of real estate and investments, net of tax	(1,879)	(2,440)	(62,621)	(5,260)
Adjustments for unconsolidated affiliates and non-controlling interest	278	(2,739)	608	(2,355)
Funds from operations	$219,338	$213,953	$600,822	$571,732
Straight-line expense	1,112	971	3,493	3,038
Capitalized contract fulfillment costs, net	(15)	(132)	(20)	(506)
Stock-based compensation expense	7,580	12,097	25,305	37,713
Non-cash portion of tax provision	(346)	(3,293)	(685)	(3,357)
Non-real estate related depreciation and amortization	9,412	3,801	17,692	12,098
Amortization of deferred financing costs	1,537	1,559	4,593	4,830
Loss on extinguishment of debt	2,012	270	2,012	270
Capitalized expenditures-maintenance	(13,880)	(11,269)	(36,542)	(35,723)
Adjustments for unconsolidated affiliates and non-controlling interest	(278)	2,739	(608)	2,355
Adjusted funds from operations	$226,472	$220,696	$616,062	$592,450

Weighted average diluted common shares outstanding (1)	101,309,203	102,617,515	101,720,659	102,547,490
Adjusted weighted average diluted common shares/units outstanding(2)	102,791,409	102,617,515	102,422,991	102,547,490
Diluted AFFO per share	$2.20	$2.15	$6.01	$5.78

(1) Utilized to calculate earnings per share in accordance with GAAP.
(2) Utilized to calculated AFFO per share. Includes the weighted average outstanding units of Lamar LP (the Company’s operating partnership) that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.